UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
____________________________

Filed by the Registrant ☒                    Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐    Definitive Proxy Statement
☒    Definitive Additional Materials
☐    Soliciting Material Pursuant to §240.14a-12

Aramark
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒    No fee required.
☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
______________________________________________________________________________________________________________________________________________________________

(2)	Aggregate number of securities to which transaction applies:
______________________________________________________________________________________________________________________________________________________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
______________________________________________________________________________________________________________________________________________________________

(4)	Proposed maximum aggregate value of transaction:
______________________________________________________________________________________________________________________________________________________________

(5)	Total fee paid:
______________________________________________________________________________________________________________________________________________________________
☐    Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
______________________________________________________________________________________________________________________________________________________________

(2)	Form, Schedule or Registration Statement No.:
______________________________________________________________________________________________________________________________________________________________

(3)	Filing Party:
______________________________________________________________________________________________________________________________________________________________

(4)	Date Filed:
______________________________________________________________________________________________________________________________________________________________

Commencing on January 9, 2020, Aramark will be sending the following email to a number of its largest institutional investors in connection with its upcoming annual meeting of shareholders to be held on January 29, 2020.

Happy New Year! Thank you for taking the time to engage with us and providing your valued insight related to our corporate governance practices. As a follow up to our dialogue, we filed our definitive proxy statement on December 20th, 2019 (Proxy). Your feedback was instrumental in the governance and compensation enhancements we made this year. As detailed further in our proxy, we took the following actions:

•
We have five new independent directors standing for election by shareholders at our January 29th Annual Meeting (four of whom we added in October), and who further align overall board skills and qualifications with the Company’s strategic vision, business and operations (see pgs. 3-12)

•	In connection with the appointment of our new CEO, the Board determined to separate the Chair and CEO positions, and appointed an independent Chairman and Vice Chairman (see pg. 13)

•
We had certain executive transitions over the course of the past year, and have provided transparency on all corresponding compensation decisions (see pgs. 27-28, 43-45 and our recently filed Supplement to the Proxy)

•	Shareholder feedback following our 2018 and 2019 say-on-pay votes was taken into account in the construct of our new CEO’s compensation package (see pgs. 28-29, 34)

•	The Compensation Committee modified the performance metrics in both our annual and long-term incentive plans to further incentivize sustainable business growth

◦	FY 2020 annual incentive metrics focus more heavily on revenue and profitability, which are key short-term measurements to our longer success (see pg. 39)

◦
FY 2020 PSU metrics focus on revenue growth, profitability growth and long-term return on capital to correlate with our long-term strategy and incorporate a relative total shareholder return modifier to align with shareholders (see pg. 42)

•
Our compensation peer group was reconstituted to better align with our business, including companies that generally focus on providing business services, have a logistics-centered business model, have a repeatable business model and are consumer facing with large workforces (see pgs. 46-51)

•
Our proposed amendment to the equity compensation plan to increase the share reserve will allow us to continue granting equity-based awards to our employees and directors over the next few years aligning interests with shareholders (see pg. 75)

We look forward to engaging directly with you related to our proxy statement as an ongoing resource.

Best,
Felise